U. S. Securities and Exchange Commission
                    Washington, D. C. 20549


                            Form 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13,
                                                           1998

                    SDC International, Inc.
     (Exact name of registrant as specified in its charter)


         Delaware                  0-27520       75-2583767
(State or other jurisdiction of  (Commission   (I.R.S. Employer
incorporation or organization)   File Number) Identification No.)


    2701 W. Oakland Park Boulevard
    Ft. Lauderdale, Florida                          33311
    (Address of principal                          (Zip code)
     executive offices)


                 Issuer's telephone number (561) 882-9300

                           Not Applicable
  (Former name and former address, if changed since last report)










ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 18, 1997, SDC International, Inc., (the "Company") and Motokov International, a.s., a Czech Republic company, entered into a Purchase and Sale Agreement (the "Agreement") providing for the Company's acquisition of Skobol, s.a., the Bolivian subsidiary of Seller.

Pursuant to the terms of the Agreement, the Company paid to Seller the sum of US$ 78,000 cash at closing from available resources and acquired 100% of the shares of Skobol, s.a. As of the effective date of the acquisition, being September 1, 1997, the assets of the acquired entity total US$692,146.11. Due to favorable subsequent negotiations whose results are retroactive to the effective date of the acquisition, the shareholders' equity in the acquired subsidiary was US$675,942.14. Certified audited financial statements on Skobol for the past two year periods are being translated from Spanish into English for filing purposes.

Skobol, s.a., is a Bolivian company selling and servicing Czech and Slovakian industrial products in Bolivia for thirty-seven years. The principle products sold by Skobol during that period are SKODA automobiles, ZETOR tractors, JAWA motorcyles, AVIA and LIAZ trucks, ADAST printing machines, SIGMA pumps, CKD and SKODA diesel engines, TOS lathes and BARUM tires. Skobol maintains its offices, showroom and warehouse in LaPaz, Bolivia and has fourteen employees. Included in Skobol's assets at acquisition were approximately US$122,000 in cash, US$382,000 inventories, and $148,000 in accounts receivables.

SDC International, Inc., is a Delaware corporation formed to market, sell, and finance Eastern and Central European industrial products such as diesel generators, cogeneration equipment, on/off road trucks, tractors, freight containers, and transport equipment such as buses, trolleys, and trams. The Company plans to introduce all of its products to the central part of South America through the newly acquired subsidiary and is currently in negotiations for other similar type acquisitions of existing distribution companies owned by East European manufacturers, most of whom have limited capital which must be applied to manufacturing sectors rather than distribution areas.


ITEM 7.  Financial Statements

     (a) Financial Statements of Business Acquired.

     Financial statements required to be filed with respect to the Company's acquisition of Skobol, s.a., are being translated officially into English and will be filed by amendment of the Company's Current Report within sixty days of the date of this report by amendment of the Company's 8-K.



                          SIGNATURE


     In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                SDC International, Inc.
                                (Registrant)


Date: January 13, 1998          By:/s/Ronald A.
Adams                                                 Ronald A. Adams,
Chairman
                                   and Chief Executive Officer